EXHIBIT 24.1
POWER OF ATTORNEY

We, the undersigned Officers and Directors of UMH Properties, Inc., hereby severally constitute Eugene W. Landy and Samuel A. Landy, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of UMH Properties, Inc. to be issued pursuant to the UMH Properties, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/Eugene W. Landy	Chairman of the Board and Director	July 12, 2013
Eugene W. Landy

/s/Samuel A. Landy	President and Director	July 12, 2013
Samuel A. Landy

/s/Anna T. Chew Anna T. Chew	Vice President, Chief Financial Officer, Treasurer and Director	July 12, 2013

/s/Michael P. Landy Michael P. Landy	Executive Vice President and Director	July 12, 2013

/s/Elizabeth Chiarella Elizabeth Chiarella	Secretary	July 12, 2013

/s/Allison Nagelberg Allison Nagelberg	General Counsel	July 12, 2013

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/s/Jeffrey A. Carus	Director	July 12, 2013
Jeffrey A. Carus

/s/Stuart Levy	Director	July 12, 2013
Stuart Levy

/s/James E. Mitchell	Director	July 12, 2013
James E. Mitchell

/s/Richard H. Molke	Director	July 12, 2013
Richard H. Molke

/s/Eugene Rothenberg	Director	July 12, 2013
Eugene Rothenberg

/s/Stephen B. Wolgin	Director	July 12, 2013
Stephen B. Wolgin

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